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   Conference Call Transcript

   VOXX - Q2 2005 Audiovox Corporation Earnings Conference Call

   Event Date/Time: Jul. 12. 2005 / 10:00AM ET
   Event Duration: N/A









                                  Exhibit 99.2
--------------------------------------------------------------------------------
Thomson StreetEvents streetevents@thomson.com  617.603.7900 www.streetevents.com
--------------------------------------------------------------------------------
(C) 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial. Exhibit 99.2
--------------------------------------------------------------------------------
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Jul. 12,2005/10:00AM, VOXX-Q2 2005 Audiovox Corporation Earnings Conference Call
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CORPORATE PARTICIPANTS
 Glenn Wiener
 Audiovox Corporation - Head of Investor and Financial Media Relations

 John Shalam
 Audiovox Corporation - Chairman

 Michael Stoehr
 Audiovox Corporation - Senior Vice President and Chief Financial Officer

 Pat Lavelle
 Audiovox Corporation - President and Chief Executive Officer



CONFERENCE CALL PARTICIPANTS
 John Bucher
 Harris Nesbitt - Research Analyst

 Steve Weiss
Business Analyst

 Ian Cordionne
Analyst

 Riley McCormack
Portfolio Manager


 PRESENTATION

Operator

Good day, ladies and gentlemen and welcome to the Quarter 2, 2005 Audiovox Corporation conference call. My name is Michelle and I will be your coordinator for today.

[Operator instructions]

I would now like to turn the presentation over to your host for today's call, Mr. Glenn Wiener.

Please proceed, sir.


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Glenn  Wiener - Audiovox  Corporation  - Head of Investor  and  Financial  Media
Relations

Thank you, Michelle.

Good morning, everyone, and thank you for joining us today. The purpose of this call is to discuss Audiovox's fiscal 2005 second quarter results. As the operator mentioned, today's call is being webcast from the company's website, www.audiovox.com under the Investor Relations section. And a replay has been arranged.

If you've not received a copy of this morning's announcement, you can obtain a copy by calling my office at (212)786-6011, or simply go to the company's website and look under corporate press releases.

Joining us in today's call will be John Shalam, Chairman of Audiovox Corporation; Michael Stoehr, Senior Vice President and Chief Financial Officer; and Patrick Lavelle, the newly named President and Chief Executive Officer. After opening remarks by management, there will be a question and answer session.

                                  Exhibit 99.2
--------------------------------------------------------------------------------
Thomson StreetEvents streetevents@thomson.com  617.603.7900 www.streetevents.com
--------------------------------------------------------------------------------
(C) 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial. Exhibit 99.2
--------------------------------------------------------------------------------
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Jul. 12,2005/10:00AM, VOXX-Q2 2005 Audiovox Corporation Earnings Conference Call
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Before  getting  started,  I'd like to briefly  read the Safe  Harbor  language.
Except for historical information contained herein, statements made on today's call, and on today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the company assumes no responsibility to update any such forward-looking statements.

The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. These factors include, but are not limited to -- risks that may result from changes in the company's business operations; our ability to keep pace with technological advances, significant competition in the mobile and consumer electronics businesses; relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of products; excess inventory; price and product competition; new product introductions; the possibility that the review over prior filings by the SEC may result in changes to our financial statements; and the possibility that the stockholders or regulatory authorities may initiate proceedings against Audiovox and their officers and directors as a result of any new restatements or other corporate actions. Risk factors associated with our business, including some of the factors set forth herein are detailed in the company's Form 10-K for the year ended November 30, 2004, and Form 10-Q for the fiscal 2005 second quarter ended May 31, 2005.

At this time I'd like to introduce John Shalam, Chairman of Audiovox. John?

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John Shalam - Audiovox Corporation - Chairman

Thank you, Glenn. And good morning, everyone.

I'm pleased to have the opportunity today discussing results for the first half of our fiscal year and updating you all on our business operation and outlook. Joining me this morning are Pat Lavelle, our newly named President and Chief Executive Officer, and Michael Stoehr, Senior Vice President and CFO.

As is customary, I'll begin the call with some brief comments about the state of our business and the direction the company is taking to enhance shareholder value. Michael will then provide you with a detailed analysis of our second quarter and six-month results, followed by Pat, who will update you on some of the key milestones of the past quarter and the initiatives underway at AEC. We will then open the call to Q&A and address any questions you may have.

Let me start by first congratulating Pat on his well-deserved promotion to President and CEO of Audiovox Corporation.

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Pat Lavelle - Audiovox Corporation - President and Chief Executive Officer

 Thank you.

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John Shalam - Audiovox Corporation - Chairman

Pat has spent his entire career in the consumer electronics business and has the experience, the relationships, and an impressive track record. Frankly, I don't think there is a better person suited for this job. I, along with the Board of Directors, have full confidence in Pat's ability to lead and grow with this organization and to solidify Audiovox's position in the mobile and consumer electronics categories. Most importantly, Pat has the respect of his employees, partners, and customers, virtually everyone he has come in contact with. That says a lot about the man.

So, Pat, please accept my congratulations.
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Pat Lavelle - Audiovox Corporation - President and Chief Executive Officer

Thank you, John.

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John Shalam - Audiovox Corporation - Chairman

                                  Exhibit 99.2
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As for myself, I will continue to play a major role in setting and executing the strategic vision of the company. Pat's team has proven time and time again they have the wherewithal to manage day-to-day operations. And given where we are in our revolution, I feel the company would be best served by utilizing my industry relationships to pursue strategic acquisitions. With our large cash position and relatively little debt, the company has the resources to grow via acquisition. And we intend to be active players in the M&A arena.

With that said, however, we are not going to make acquisitions simply for the sake of saying we did one. No, we're looking for the right companies with the right products, ones that can be sold through our distribution network, better position us in the marketplace, and ones that will boost our revenue and profits. We have been in discussions with a number of companies, but at this time there is nothing material to report.

Now, on to the business at hand. Yesterday we reported our fiscal second quarter results. The company had net sales of over $144 million, which is in line with our prior guidance and which brings our sales for the first six months of fiscal 2005 to over $260 million. While our sales are off by about 8% compared to last year, we still remain confident in our ability to grow the top line between 3 to 8%, as we've stated in the past.

We also reported net income from continuing operations of $5.8 million, or $0.26 per share. Including discontinued operations, our net income was $5.6 million, or $0.26 per basic and $0.25 per diluted share versus net income of $3.7 million or $0.17 per share reported in the second quarter last year.

There are several positives that have emerged, which lead me to believe the second half of the year will be good one for the company. Let me touch upon some of the highlights. Gross margins bounced back to over 15%, as for the most part, we have cleared all inventories to pave the way for new products in both electronics groups. As we have said before, we believe margins should continue to turn upwards in the second half of the year.

Consumer electronics sales were up by over 100%, primarily due to success in the LCD, flat panel TV category and solid improvements in the Jensen brand. Pat will cover all of our operations in more details in just a moment.

The expense reductions we've outlined in the past are underway, but the real impact will be seen in the third and fourth quarters and into 2006. With high revenues, higher margins, and lower expenses, the company remains confident in its ability to reach a 5% operating margin by the fourth quarter. And we believe Audiovox will enter 2006 leaner and in a better position to take advantage of the growth opportunities out there.

Again, I'd like to thank you for your continued support. And at this time I'll turn the call over to Michael, who will review our financial results.

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Michael  Stoehr  -  Audiovox  Corporation  - Senior  Vice  President  and  Chief
Financial Officer

Thank you, John. Good morning, everyone.

Consolidated sales for the second quarter, ending May 31, 2005, as John mentioned, were 144.5 million, versus 146.8, or a decline of 1.6%. The sales of our mobile electronics group were 92.9 million, up 23%, primarily as a result of our previous discussed decline in mobile video sales.

Offsetting this impact was the introduction in the latter part of the second quarter of the mobile video shuttle system. Mobile sales were also favorably impacted by the revenue from the newly acquired Terk group, specifically in the satellite sales.

A project of impact on revenue was 103% increase in consumer goods to 51.5 million. As a result, the introduction of new and a diverse line of flat panel, LCD TV systems, as well as other products in the Jensen line. As John mentioned, Pat will cover this further in his presentation.

Gross margins increased to 15.8% versus 14.6%, ended -- for the quarter ended May, 2004. The margin's improved as a result of new product introduction, better prices on existing product, such as -- and also the introduction of new products, such as the Terk line, which has a high gross margin.

Further impacting our margin were a decline in inventory write-downs, our inventory positions have improved. It also should be noted in the first quarter of 2005 our gross margin was 13.9. This improvement is in keeping with our discussions that we had during the first quarter.

Overhead was 22.2 million in the second quarter, primarily as a result of the following -- We had an increase of 478,000 in professional fees, primarily in

                                  Exhibit 99.2
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legal fees as we paid for patent  and  royalty  issues and also a charge for the derivative lawsuits. In fact, the legal fees themselves increased to 608 -- increased to $682,000. But this was offset by a decline of $204,000 in our audit fees as we begin to reign in our professional fees, again, as we discussed in the first quarter.

There was an increase of 857,000 in the provision for bad debts. Last year at this time we had a recovery, which created a credit balance in this line item. This recovery did not occur this year, and as a result the provision returned to its normal level of about 300,000 per quarter.

Our occupancy costs increased by $507,000, reflecting increased space needs in Audiovox Germany for inventory storage, increased space requirements for our Jensen Florida facility, and the incremental occupancy cost for the Terk acquisition.

Advertising, sales salaries, and commissions increased by 910,000. Advertising increased by 171,000. This is the corporate advertising program in which the first six months we had a higher schedule, which will balance out at the end of the second six months.

Sales, salaries, and commissions increased by 739,000 as a result of more commissionable sales from both Jensen and Terk products, as well as our consumer good line of product, which had a large increase.

These increases were partially offset by 315,000 reduction in administrative group and other expenses in payroll.

The company reported operating income of 585,000, an improvement from the negative 5.8 million first quarter 2005, though down from operating income of May, 2004.

Interest income from our short-term investments were $1,014,000. And our other income was favorably impacted by the increased value of our stock investment in Blistel.

We recorded a 3.3 million credit to our taxes this quarter as a result of the completion of a review of the company's taxes from 1995 to 2004. Pretax income was 3.6 million versus 3.1, May, 2004. And our EPS after tax credit was $0.26 a share.

On a cash flow basis, the company used cash to pay down taxes from the result of the Starcom transaction, accounts payable crude expenses, and for the Terk acquisition, which occurred during the first six months. This has totaled approximately $75 million. This cash outlay was covered by a reduction in inventory and accounts receivable and from our cash balances from the sale of the ACC group. During the quarter our accounts receivable inventory turnovers improved and our balance sheet continues to remain strong. Thank you very much, John.

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John Shalam - Audiovox Corporation - Chairman

Thank you Michael thanks for the numbers. I'd like to turn the call over now to Pat Lavelle. Pat?

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Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Good morning everyone and thank you John. I'd like to take this opportunity to express my gratitude to John Shalam for his many years of guidance and mentoring as well as the Audiovox board for their support of my recent appointment. I look forward to continuing to work with John and the management team that we have in place. I am confident the experience resident within our group will be a key component in our future success and I want to thank you all.

What I'd like to do for you this morning is give you a brief recap of the second quarter and what we are planning for the third quarter and the balance of the year.

As I indicated to you on our last call we expected the first half of 2005 to be soft as we adjust to the changes in the mobile video market. We expect and are beginning to see gradual improvement in margins as we have moved through the excess inventory created by the slow down in mobile video. The EC remains on target to hit previously announced sales projections of 3 to 8% for 2005. As John indicated, second quarter sales came in at 144 million, in line with our previous guidance.

For the quarter mobile electronic sales represented 64% of sales and consumer electronics represented 36 - a slight shift to consumer from the first quarter

                                  Exhibit 99.2
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'05 but a big shift from the same quarter '04 where 82% of our sales were mobile electronics and 19% of our sales were consumer.

Segment sales; which are broken down to 59% to power retailers and mass merchants, 33% to 12-volt distribution including expeditors and independents and 7.5% to the original equipment car manufacturers reflected no real change from past trends. Additionally no single customer represented more than 10% of our turn over for the quarter.

As Mike indicated mobile electronic sales were down 23.5% for the quarter and reflects the weakness we have discussed regarding mobile video. We continue to be negatively impacted by lower SUV sales, increased factory standardization and continue to price erosion within the after market. The drop in video sales were partially offset by a 29% increase quarter over quarter in audio sales as a result of strong performance of our new Jensen car audio line and sales from the Terk acquisition completed earlier this year. We expect improvement in our mobile video sales as the new product recently introduced gains momentum and as we begin delivery of our new raysat satellite antenna system slated for the third quarter.

As I said, margins have already begun to improve with the introduction of our shuttle system, our new 8.5 and our new 10-inch overheads. These new products should begin to reverse the negative trend within the mobile video category.

As I indicated on our last call, consumer sales would exceed last years and in fact we have come in 103% ahead of Q2 '04. Principal drivers were portable DVD up 16% in spite of a 20% drop in average selling price. And an increase in LCD TV sales, which more than tripled with the introduction of our new line during the second quarter.

As you've heard me say many times before, new product is a critical factor in our ability to grow sales and maintain margins. Besides the recently introduced LCD TV lineup and a new mobile video shuttle system and Jensen products we will introduce the following during the balance of the year.

In mobile video; 12-inch and 15-inch overhead, all in one, rear entertainment systems, the raysat satellite antenna designed to bring direct TV and dish network into the vehicle. This will be an Audiovox and an industry first.

In security we will deliver; new two-way remote start with text that will advise users as to the status of their vehicles. This will be another Audiovox first to market.

At Code systems; new remote start systems for the Mazda Tribute and the Mazda Five. The Kia Sportage and Spectra and an all-new security program for Mopar starting in August. I'm also pleased to advise you that Code has been selected by GM to supply a GM two-way transmitter and shock sensor. Both of these units are designed to work with existing GM products. Delivery for these new products is scheduled for the fall of 2006.

In satellite radio we will deliver over the balance of the year; direct connect units for Clarion, JVC, Mercedes, BMW and a direct connect design to work on any RDS that is Radio Data System equipped radios. Additionally we are developing two new plug and play units for XM and three new plug and play units for Sirius. These are set to ship during the fourth quarter.

In car audio we will deliver new Jensen amplifiers and speakers for power retailers and independents. Also a new line of phase linear by Jensen designed specifically for mass merchant. Product is set to ship this month.

We will also follow up with a touch screen version of our successful VM9510 and VM9410. These are multimedia in dash units that have been rated number one and number three in the top ten selling units countrywide based on NPD and select reports.

Finally we will add portable multimedia GPS navigation systems, which are scheduled for the fourth quarter.

Our overhead reduction plans are in place however the shift in business from mobile to consumer as well as lowered average selling price, which requires us to ship more units have impacted our warehousing and freight expenses. The Terk acquisition and additional sales and engineering expenses have also added to overhead. However, we expect with improving margins and sales that we will be able to achieve our 5% ROS target for the fourth quarter.

Guidance for the third quarter sales is between 135 million to 145 million. Thank you.

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John Shalam  - Audiovox Corporation - Chairman

                                  Exhibit 99.2
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Thank you very much Pat, good  information.  Ladies and Gentlemen we're ready to address any questions or comments, lets proceed with the Q&A.


 QUESTION AND ANSWER

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Operator

Thank you.

[Operator instructions]

And your first question comes from the line of John Bucher, Research Analyst. Please proceed sir.

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John Bucher - Harris Nesbitt - Research Analyst

Hello, John Bucher with Harris Nesbitt. Congratulations to Patrick and Mr. Shalam congratulations on the 40 years of operational leadership in the mobile consumer electronics.

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John Shalam  - Audiovox Corporation - Chairman

Thank you John.

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Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

 Thank you John.

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John Bucher  - Harris Nesbitt - Research Analyst

First question for Michael. The op-ex and you identified some of the reasons why the professional fees were higher but the op-ex was a little higher than we'd expected. Do you think in the third quarter that op-ex will be flat or can you say directionally will it be flat, up or down from the second quarter in absolute dollars?


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Michael  Stoehr  -  Audiovox  Corporation  - Senior  Vice  President  and  Chief
Financial Officer

I think what you're going to see is if you split the two the admin group will be down, and that you're going to see a slight up tick as Pat mentioned in the - lets call it the electronics group. Net, net it will be off - it will probably be flat with the score.

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John Bucher - Harris Nesbitt - Research Analyst

Okay, thank you. And tax recovery, did that all come through from the '04 - the '95 to '04 review or should we see more tax recovery impact in the subsequent quarters here.

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Michael  Stoehr  -  Audiovox  Corporation  - Senior  Vice  President  and  Chief
Financial Officer

The bulk of it came through for that period. You don't see that much in the second, third, fourth quarter.

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John Bucher  - Harris Nesbitt - Research Analyst

                                  Exhibit 99.2

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 Okay. Moving over toward to new products -

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Michael  Stoehr  -  Audiovox  Corporation  - Senior  Vice  President  and  Chief
Financial Officer

John you can still use the 38% tax rate.

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 John Bucher  - Harris Nesbitt - Research Analyst

 Okay, we should stick with that?

--------------------------------------------------------------------------------

Michael Stoehr - Audiovox Corporation - Senior Vice President and Chief Financial Officer

Yes.

--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Research Analyst

As far as the new products go Patrick, the last one that you mentioned was a portable multimedia GPS navigation system, when you say multimedia should we assume that that will have integrated XM or Cyrius capability?

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Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Not for the fourth quarter. We'll probably introduce something like that at CES show. Fourth quarter will be a basic GPS navigation system with screen with built in hard drive and some of the possibility to do real time traffic.

--------------------------------------------------------------------------------
John Bucher  - Harris Nesbitt - Research Analyst

And the order that you listed those in, should we assume that that's order in terms of potential impact to your business.

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Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

As far as - I, I don't understand the question John.

--------------------------------------------------------------------------------

 John Bucher  - Harris Nesbitt - Research Analyst

You listed - you started with some of the mobile video products, 12-inch and 15-inch and you went through, I counted 9 new products. I'm just wondering was that a rank order in terms of potential impact to your revenue?


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 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

No, not necessarily, it - our mobile video should be impacted by the shuttle. We had our first ads run this past weekend from Best Buy and Circuit City. Product is in place in both, both operations and we're getting initially a good results so we're - we're positive about what we see with the shuttle. Our new 10-in specifically that we introduced last month is doing well. We've got some very good demand for that so again, we think we see a reversal of the trend of declining sales and margins in mobile video to at least stabilizing where we are and improving the margins. The rank of everything else is just, just the way I laid it out. Satellite radio could have some very good impact for the fourth quarter, if the new units come in and we get good support from the major retailers, our security program is pretty well set, based on introduction for fourth quarter remote start sales from Mazda, Kia and Mopar. So no, I wouldn't say that they were in any order.

--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Research Analyst

                                  Exhibit 99.2

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And then since the older inventory sounds as been worked through pretty nicely.


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 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

 Yes.

--------------------------------------------------------------------------------
 John Bucher  - Harris Nesbitt - Research Analyst

Should the range of margin, gross margin that we should be thinking about in the second half be in the, in the say 16 to 18% range or is that too aggressive.

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 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

No, I would say that you'd be correct right there.

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 John Bucher  - Harris Nesbitt - Research Analyst

Okay, and then finally Mr. Shalam mentioned that there was nothing material to report with respect to acquisitions. I'm wondering can you say are you in due diligence right now with any company and if you could also just provide, possibly some commentary as to the types of companies that you're looking at, whose products would dove tail nicely with your distribution channels.


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 John Shalam  - Audiovox Corporation - Chairman

John, I really can't comment about the status of our discussions or whether we're involved in active negotiations or not, we are looking in a general way at different companies that are related business to ours where we'd enjoy synergies and we could take advantage of our strongly established distribution. But beyond that it would be very premature for me to make any comment at this time.

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 John Bucher  - Harris Nesbitt - Research Analyst

Thank you for taking my questions.

--------------------------------------------------------------------------------
 John Shalam  - Audiovox Corporation - Chairman

Okay sir.

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Operator

And your next question comes from the line of Steve Weiss, business analyst. Please proceed.

--------------------------------------------------------------------------------
 Steve Weiss Business Analyst

Thank you very much. First of all, congratulations Patrick on a very well deserved promotion.

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 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Thank you very much.

                                  Exhibit 99.2

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--------------------------------------------------------------------------------
 Steve Weiss Business Analyst

Couple of questions for you, over the past year a lot of your competitors have recently been implementing some new strategic initiatives to reduce the raw material costs by establishing a better line of communication with their supplier base.

I'm interested in what you're planning on doing now that you're appointed CEO and as to what you're going to do to reduce your raw material costs by establishing a better line of communication with your suppliers.

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 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Okay. Well, first thing is that that is an ongoing function here that we try to improve every month. Our Shenzin office, which is the liaison office that we use with the manufacturers, we have recently beefed up. There are now 16 people in that office and again that is designed to work with the different manufacturers, whether they be Japanese manufacturers, Korean, Taiwanese or China manufacturers, most of our plants are now in China. Our product managers are on a - based on the type of business we're in, our product managers are in constant, daily contact with them regarding prices, market conditions, and where we expect pricing to be in the months ahead. Purchasing is a key; key function of our overall profitability to this is something that we do on a regular basis.

--------------------------------------------------------------------------------
 Steve Weiss Business Analyst

What types of scenarios are you guys running, are you able to justify allocations to your supplier base? Does the room in which suppliers to buy from at the right time based upon - obviously you guys are very big into quality, are you - how you making sure you always receive the right quality from each supplier?


--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Well, as far as the quality, we maintain a complete staff of engineering on each one of the major product categories; meaning that we have mobile video engineers, we have car audio engineers, we have consumer electronic engineers that work constantly with the different manufacturers. We primarily use lead manufacturers in every one of our key product categories. Okay? We do not jump around shipment to shipment from maker to maker. In most of our categories there is a lead manufacturer that we work very, very closely with the maintain quality but these are companies that are well experienced in this field, that do good volume in their respective field and can drive down pricing based on their overall volume with us and others.

--------------------------------------------------------------------------------
 Steve Weiss Business Analyst

Have you been score carding your suppliers to make sure they're keeping up with your quality metrics.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Yes that is done through our QS department. We are a QS 9000 company, we will be moving to TS approval later on this year so that is part of the overall program for QS.

--------------------------------------------------------------------------------
 Steve Weiss Business Analyst

Final question. What's been your supplier feedback, obviously you sound like you've got a lot of (inaudible) in place what's been their feedback on some of the new things you are trying to implement.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

                                  Exhibit 99.2

                                                                FINAL TRANSCRIPT
-------------------------------------------------------------------------------
Jul. 12,2005/10:00AM, VOXX-Q2 2005 Audiovox Corporation Earnings Conference Call
-------------------------------------------------------------------------------

Well, their feedback is don't push so hard, but we have dates that we have to hit but generally the feedback from our manufacturers is very positive. They appreciate the volume that we can bring to them; we have very very close relationships with our manufacturers so the feedback on a general basis is very good.

--------------------------------------------------------------------------------
 Steve Weiss Business Analyst

 Great, again congratulations on a well deserved promotion. Thank you.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

 Thank you Steve.

--------------------------------------------------------------------------------
Operator

And your next question comes from the line of Ian Cordionne(ph), analyst. Please proceed sir.

--------------------------------------------------------------------------------
 Ian Cordionne Analyst

Good morning. Couple questions. Your guidance implies a pretty wide range of sales for the fourth quarter. If you just hit the low end of your guidance for the year, as far as sales, can you get to that 5% operating margin in Q4 or do you need to do better than the low end of guidance.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Well, if we came in at the low end of guidance we'd have to do 190 million in the fourth quarter and these are numbers that we've hit before. But at 190 million the increase in sales and certainly with improving margins, we will be at 5%.

--------------------------------------------------------------------------------
 Ian Cordionne Analyst

Okay. And then on the LCD side of the business, what niche is Audiovox filling there and what retailers do you primarily sell your LCD TV products to.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

At this particular point I don't want to call them the - they're more the regional retailers like you'll see a Brandsmart or PC Richards or some, some companies and retailers like that. We do not have programs in with any of the majors, whether it be Circuit City, Wal-Mart, Best Buy and stuff like that. We do believe that we have a niche, there is a lot of product out there, however the product that we're selling, we are very competitive and the Audiovox brand name is a well respected brand name so when you combine all three it makes for a very, very good value play and the regionals have been responding quite well.

--------------------------------------------------------------------------------
 Ian Cordionne Analyst

 Thank you.

--------------------------------------------------------------------------------
Operator

Your next question comes from the line of Riley McCormack(ph), portfolio manager. Please proceed.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

                                  Exhibit 99.2

                                                                FINAL TRANSCRIPT
-------------------------------------------------------------------------------
Jul. 12,2005/10:00AM, VOXX-Q2 2005 Audiovox Corporation Earnings Conference Call
-------------------------------------------------------------------------------

Hey guys, a couple questions. Following up on that last question, in terms of the sales, is there upside then if you guys do get up to the higher, above 190, if you guys are toward the higher end of the 3 date percent through that operating margin.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

 Yes, there would be upside. Sure.

--------------------------------------------------------------------------------
Riley McCormack Portfolio Manager

Are, I mean, as things look currently do you expect to be toward that lower end, that obviously be a huge year over year Q4 if you guys were near the 6, 7, 8%.

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Well what we're looking at is the range. Right now it's a little bit early to really nail down what kind of promotions we're going to be involved with for the fourth quarter. We do have some already geared for, already committed, but over the next 2 months we will solidify hopefully a number of Christmas promotions. So what we're looking at is basically a range for the fourth quarter. But it's going to depend on us hitting the introductions on a number of the new products that we are developing and securing Christmas promotion. We're in the process of doing that right now, but it, its, I can't pinpoint it for you right now.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

Okay, secondly, you guys had mentioned in the last call that you thought your run rate outbacks, adjusting for the first year of sarbox adjusting for the stand alone AEC, you guys could be in that $79 to 80 million run rate range, obviously you guys are above there now and I expect going into Q4 with the seasonality of the sales and marketing et cetera you guys will be above that to Q4. Is that still a good target for '06?

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Well it depends. As I indicated one of the reasons why I mentioned the major shift that we saw in the second quarter over the second quarter of last year is that we're having to shift - in order to offset the decline that we've had in mobile video sales we're having to shift a lot more product of the lower priced units. A mobile video was generally $300-$400 average selling price and as those sales declined we were offsetting them with sales of car radio, sales of satellite radio and sales of portable DVDs in come cases which have lower average selling prices which are requiring us to ship more product which means we're impacting our warehousing. We have to stock more and we do pay freight to our customers so therefore we are shipping more product to do the same sales and which is impacting our freight as well. So no I do not anticipate - if these trends hold and as we ship more LCD TV business where an LCD TV is a very large package I do not see us dropping down to those numbers.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

Okay. Then one of the things - well then I guess if (inaudible) is going to stay around that range and assuming that Q4 there is strength in the numbers is the $190 million revenue is sort of the revenue number we could think about 4-5% operating margin? Does that mean that you guys would need to be at $750-$760 million in full year revenue to get to a 5% operating margin for the full year or is there something - are there other costs that you guys can take out to get to 5% for the full year below that $750 million revenue number?

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

I don't think you're going to be looking at taking it all out of the margin. I think you're going to get a - I mean excuse me out of the overhead. I think what you're going to see is a combination of stronger sales and much better margins.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

                                  Exhibit 99.2

                                                                FINAL TRANSCRIPT
-------------------------------------------------------------------------------
Jul. 12,2005/10:00AM, VOXX-Q2 2005 Audiovox Corporation Earnings Conference Call
-------------------------------------------------------------------------------

So it's possible to get a 5% operating margin for a full year below $750 million of revenue?

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Absolutely. We've been there before.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

Okay and then on the balance sheet your inventory turns increased in this quarter. Is this somewhere in the 3.5 times turns? Is this where you guys feel comfortable running inventory? Is there further improvement or is this sort of the range?

--------------------------------------------------------------------------------
 Pat Lavelle  - Audiovox Corporation - President and Chief Executive Officer

Well we're looking for a 90-day target on our inventory. We're running a little bit higher than that. We have to bring in some products to establish - for example the shuttle product. We had to bring in some merchandise over and above our loading sales to make sure that if any of these promos take off that we can deliver, but I would think that where we are right now our net position on inventory we are in a comfortable position. Our reserves seem to be quite adequate for any slow moving merchandise that we're aware of.


--------------------------------------------------------------------------------
Michael Stoehr - Audiovox Corporation - Senior Vice President and Chief Financial Officer

Riley this is Michael speaking. Also in the inventory at the end of May will some of the inventory pickup at the Tarq acquisition that wasn't there last year and there was a lot in the pipeline when we picked them up. If you look at our forward inventory it's done a lot better this year than it did last year.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

Okay and then one last question sort of the bigger picture of you. I you look at what's going on with Chinese manufacturers - you know the Chinese government seems to be encouraging companies to spend dollars and make acquisitions in the U.S. or westerns assets as a way to help their trade balances. With you guys trading basically at networking capital right now it's be getting the Audiovox and Jensen et cetera names - brand names for free and its seems like a lot of these acquisitions are basically purchasing good will. Have you guys been approached by anybody out of China that most of the manufacturing you guys are dealing with a lot in China either as a partnership or an acquisition something to take advantage of what is independent distribution and brand names you could basically buy for networking capital?

--------------------------------------------------------------------------------
Glenn Wiener - Audiovox Corporation - Head of Investor and Financial Media Relations

Well I'd have to tell you that this is definitely part of our long term strategy and the Chinese manufacturers are very strong, are gaining market share. They have a major advantage over the Japanese and Korean competitors in that they have an enormous domestic market in China with approximately 300 million consumers who have disposable income and this gives us an outstanding base to develop and to build the finest products at very competitive prices and we're well aware of that. We realize now that a good part of the future of our operations is going to be tied to having good relationship, strong relationships with major Chinese manufacturers particularly in the area of wide screen TVs. So this is part of the strategy that we are targeting now and Pat Lavelle and I just returned from a one week trip from China last week and there are discussions now that are going on in terms of supply of products which will be the beginning and may eventually develop into something more concrete.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

But when you say it's part of the long term strategy do you mean the sales part of the long term strategy or just partnering close there with Chinese manufacturers?

--------------------------------------------------------------------------------
Glenn Wiener - Audiovox Corporation - Head of Investor and Financial Media Relations

                                  Exhibit 99.2

                                                                FINAL TRANSCRIPT
-------------------------------------------------------------------------------
Jul. 12,2005/10:00AM, VOXX-Q2 2005 Audiovox Corporation Earnings Conference Call
-------------------------------------------------------------------------------

 All the options are available.

--------------------------------------------------------------------------------
 Riley McCormack Portfolio Manager

All right guys thanks a lot.

--------------------------------------------------------------------------------
Operator

Once again for questions that's star followed by one. Sirs you have no more questions at this time.

--------------------------------------------------------------------------------
Glenn Wiener - Audiovox Corporation - Head of Investor and Financial Media Relations

Okay ladies and gentlemen thank you very much for joining us on our call today. We appreciate your support and continued interest in Audiovox Corporation and we thank you for being with us today. Have a good day.

--------------------------------------------------------------------------------
Operator


Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.

--------------------------------------------------------------------------------

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Thomson StreetEvents streetevents@thomson.com  617.603.7900 www.streetevents.com
--------------------------------------------------------------------------------
(C) 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without
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